Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*
Eli Doron, Adv. & Notary
Ronen Kantor, Adv.
Amit Gross, Adv. & Notary
Dr. Shlomo Nass, Adv. (CPA)
Giora Gutman, Adv.
Rachel (Goren) Cavallero, Adv.
Gil Mor, Adv. & Notary**
Sharon Fishman, Adv. & Notary
Moti Hoffman, Adv. & Notary
Efrat Hamami, Adv.
Tamir Kalderon, Adv.
Asaf Gershgoren, Adv. & economist
Efi Ohana, Adv. & economist
Asaf Hofman, Adv. & economist
Ron Soulema, Adv.& Notary
Moti Philip, Adv.
Shai Glikman, Adv.
Rotem Nissim, Adv.
Hadas Garoosi, Adv.
Igal Rosenberg, Adv.
Sagiv Bar Shalom, Adv.
Avi Omrad, Adv.
Ori Perel, Adv.
Shai Pnini, Adv.
Jonathan Friedland, Adv. ***
Tali Pery, Adv.
Tsvia shiff, Adv.
Rachel Don Yehia, Adv.
Sandrine Dray, Adv. Mediator & Notary****
Nahi Hamud, Adv.
Shmulik Cohen, Adv.
Yair Messalem, Adv.
Maayan Peled, Adv.
Ehud Kremer. Adv.
liav Menachem, Adv. Notary & Mediator
Dana Oron Almog, Adv.
Lilach Cohen-Shamir, Adv.
Rivka Mangoni, Adv.
Israel Asraf, Adv. & Notary
Shay Almakies, Adv. & Notary
Gali Ganoni, Adv.
Odelia Cohen-Schondorf, Adv.
Yana Shapiro Orbach, Adv.
Lilach Cohen-Shamir, Adv.
Rivka Mangoni, Adv.
Israel Asraf, Adv. & Notary
Shay Almakies, Adv. & Notary
Gali Ganoni, Adv.
Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.
Nidal Siaga, Adv.
Amit Moshe Cohen, Adv.
Moran Ovadia, Adv.
Sonny Knaz, Adv.
Racheli Levi, Adv.
Liron Tery, Adv.
Idan Halili, Adv.
Bat-El Ovadia, Adv.
Aharon Eitan, Adv.
Rania Elime, Adv.
Ronit Rabinovich, Adv.
Mor Rozenson, Adv.
Iris Borcom, Adv.
Inbal Naim, Adv.
Amir Keren, Adv.
Ariel Regev, Adv.
Yonatan Gamarnik, Adv.
Ben Mugraby, Adv.
Liran Aharoni, Adv.
Shirli Shlezinger, Adv.
Jacob Bayarsky, Adv.
Matan Hemo, Adv.
Or Nass, Adv.
Omer Katzir, Adv. & economist
Adi Barnes, Adv.
Noy Keren, Adv.
Doron Pesso, Adv.
Ronit Israeli, Adv.
Felix Naftaliev, Adv.
Lipaz Karni, Adv.
Dov Alter, Adv.
Itay Bendet, Adv.
Monica kevorkian karawani, Adv.

July 16, 2021

Painreform Ltd.
4 Bruria St.
Tel Aviv, 6745442
Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM S-8

We are acting as Israeli counsel for Painreform Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of 2,173,338 Ordinary Shares 0.01 NIS par value of the Company (the “Plan Shares”) under the Painreform 2008 Option Plan and 2019 Option Plan (together the “Plan”).

In rendering our opinion, we have examined, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan, and the terms of any agreements relating to such issuance, will be upon receipt of the consideration provided for in the Plan, validly issued, fully paid and non-assessable.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit A to the Registration Statement, and to the use of our name wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co

Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co

Advocates & Notaries

Eli Kulas. Adv. Notary & Mediator – Counselor
Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Counselor
Jan Robinsohn, M.Jur. Adv. & Notary - Counselor*****
Giora Amir (1928-2020)

* Member of the New York State Bar
** Member of the Law Society in
England & Wales
 ***Member of the Bar, Israel and New York; Consular Agent and Honorary Consul of the United States of America (Ret.)
**** Accredited by the consulate of France
***** Honorary Consul Of The Republic
Of Poland (ret.)

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